FOR IMMEDIATE RELEASE
---------------------


                  INTRICON REPORTS 2006 FIRST-QUARTER RESULTS;
                   SALES UP 21 PERCENT OVER PRIOR-YEAR PERIOD


ST. PAUL, MINN. -- APRIL 26, 2006 -- INTRICON CORPORATION (AMEX: IIN), a designer, developer, manufacturer and distributor of miniature and micro-miniature medical and electronic products, today announced financial results for its first quarter ended March 31, 2006.

         For the first quarter, the company reported sales of $11.8 million, up from $9.8 million for the 2005 first quarter, a gain of 21 percent. Sales also rose sequentially from $11.2 million for a 6 percent increase from sales reported in the fourth quarter of 2005. IntriCon had a net loss for the 2006 first quarter of $141,000, or $0.03 per share, versus earnings of $210,000, or $0.04 per share, for the year-ago period, which included income from discontinued operations of $464,000. The current year loss includes $44,000, or $0.01 per share, due to the 2006 adoption of FAS 123(R) expensing for stock options.

         "We are pleased with the strong demand we saw for our products in the first quarter, which represents a great start for the year. The company's small loss stems primarily from new project inefficiencies," said Mark S. Gorder, president and chief executive officer of IntriCon. "We expect improvement going forward."

         For the 2006 three-month period, IntriCon recorded a loss from continuing operations of $141,000, or $0.03 per share, improved from a loss from continuing operations of $254,000, or $0.05 per share, for the prior-year period.

BUSINESS UPDATE

         As previously reported, the company closed on the acquisition of the Amecon Corporation in the fourth quarter of 2005. This business has now been successfully integrated into the company's existing electronic components facility in Anaheim, Calif.

         Recently, IntriCon and CEO Mark Gorder were named finalists in the 2006 Ernst & Young Entrepreneur of the Year(R) competition, which recognizes outstanding entrepreneurs who are building and leading dynamic and growing businesses.

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IntriCon 2006 First-Quarter Results
April 26, 2006
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         Gorder stated: "All of our employees can be proud of this recognition.
The nomination is an acknowledgement of the company's turnaround, which was propelled by solid sales gains in key markets after we divested non-core operations. IntriCon is now focused on four markets: medical, hearing health, professional audio and electronics.

         "We expect further growth by concentrating on our core product lines and accelerating the pace of new product introductions, which combined with our continued customer relationships and cost reductions, should lead to ongoing success as we move forward," Gorder concluded.



ABOUT INTRICON CORPORATION
Headquartered in Arden Hills, Minn., the IntriCon Corporation designs, develops and manufactures miniature and micro-miniature medical and electronic products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company's common stock trades under the symbol "IIN" on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.



FORWARD-LOOKING STATEMENTS
Statements made in this release and in IntriCon's other public filings and releases that are not historical facts or that include forward-looking terminology such as "may", "will", "believe", "expect", "should", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning future growth, future financial condition and performance, prospects, the positioning of the company to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond the company's control, and may cause the company's actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, the risk that the company may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company's products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company's foreign operations and other risks detailed from time to time in the company's filings with the Securities and


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IntriCon 2006 First-Quarter Results
April 26, 2006
Page 3


Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2005. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.


CONTACT:

IntriCon Corporation, St. Paul, MN
Bill Kullback
Chief Financial Officer
651-604-9638
BKullback@intricon.com






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IntriCon 2006 First-Quarter Results
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INTRICON CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                          THREE MONTHS ENDED
                                                       March 31,       March 31,
                                                         2006            2005
                                                     ------------    ------------
Sales, net .......................................   $ 11,836,133    $  9,786,174

Costs of sales ...................................      9,069,723       7,403,802
                                                     ------------    ------------

Gross profit .....................................      2,766,410       2,382,372

Operating expenses:
Selling expense ..................................        902,421         803,598
General and administrative expense (a) ...........      1,305,409       1,252,414
Research and development expense .................        568,983         406,934
                                                     ------------    ------------
  Total operating expenses .......................      2,776,813       2,462,946

Operating loss ...................................        (10,403)        (80,574)

Interest expense .................................       (156,527)       (112,043)
Interest income ..................................         21,893              --
Other expense, net ...............................        (34,285)        (34,916)
                                                     ------------    ------------

Loss from continuing operations before
    Income taxes .................................       (179,322)       (157,701)
Income taxes expense (benefit) ...................        (37,913)         95,824
                                                     ------------    ------------
Loss from continuing operations ..................       (141,409)       (253,525)

Income from discontinued
    operations, net of income taxes ..............             --         463,756

Net income (loss) ................................   $   (141,409)   $    210,231
                                                     ============    ============

Net earnings (loss) per share (basic and diluted):
     Continuing operations .......................   $       (.03)   $       (.05)
     Discontinued operations .....................             --             .09
                                                     ------------    ------------
     Net income (loss) ...........................   $       (.03)   $        .04
                                                     ============    ============


Average shares outstanding:
       Basic and diluted .........................      5,151,942       5,129,214


(a) General and administrative expense includes $44,261 of non-cash stock option expense related to the adoption of FAS 123(R).


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IntriCon 2006 First-Quarter Results
April 26, 2006
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INTRICON CORPORATION

CONSOLIDATED BALANCE SHEETS


ASSETS


                                                                           March 31,          December 31,
                                                                             2006                2005
                                                                          -----------         -----------
                                                                          (unaudited)
Current assets

    Cash ...........................................................      $   892,171         $ 1,109,402


     Restricted cash ...............................................           60,158              60,158


    Accounts receivable, less allowance for doubtful accounts of
       $380,000 in 2006 and  $370,000 in 2005 ......................        6,568,789           6,925,357


    Inventories ....................................................        6,922,968           6,950,243

    Refundable income taxes ........................................           64,717              77,143

    Other current assets ...........................................          413,148             454,053
                                                                          -----------         -----------

       Total current assets ........................................       14,921,951          15,576,356

Property, plant and equipment
       Land ........................................................          170,500             170,500
       Buildings ...................................................        1,732,914           1,732,914
       Machinery and equipment .....................................       26,887,737          26,423,956
                                                                          -----------         -----------
                                                                           28,791,151          28,327,370
       Less: accumulated depreciation ..............................       21,897,378          21,455,955
                                                                          -----------         -----------
         Net property, plant and equipment .........................        6,893,773           6,871,415

Note receivable from sale of discontinued operations, less allowance
     of $296,000 ...................................................          503,923             503,923

Goodwill
                                                                            5,867,239           5,754,219

Other assets, net ..................................................          898,404             929,474
                                                                          -----------         -----------

                                                                          $29,085,290         $29,635,387
                                                                          ===========         ===========


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IntriCon 2006 First-Quarter Results
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

                                                                                 March 31,     December 31,
                                                                                   2006            2005
LIABILITIES AND SHAREHOLDERS' EQUITY                                           ------------    ------------
                                                                               (unaudited)
Current liabilities

    Checks written in excess of cash .......................................   $    369,565    $    397,999

    Current maturities of long-term debt ...................................        632,799         888,531

    Accounts payable .......................................................      3,431,592       3,136,555

    Income taxes payable ...................................................        248,730         298,914

    Customers' advance payments on contracts ...............................             --          59,210

Other accrued liabilities ..................................................      2,339,450       2,610,474
                                                                               ------------    ------------

      Total current liabilities ............................................      7,022,136       7,391,683



Long term debt, less current maturities ....................................      5,141,154       5,319,181

Other post-retirement benefit obligations ..................................      1,466,782       1,516,939

Note payable, net of current portion .......................................        769,080         646,530

Deferred income taxes ......................................................         42,725          37,725

Accrued pension liability ..................................................        641,395         633,818
                                                                               ------------    ------------

      Total liabilities ....................................................     15,083,272      15,545,876


Commitments and contingencies
Shareholders' equity
Common shares, $1 par; 10,000,000 shares authorized; 5,667,068 and 5,665,568 shares issued; 5,151,314 and 5,149,814
    outstanding ............................................................      5,667,068       5,665,568

    Additional paid-in capital .............................................     12,100,651      12,053,590

    Accumulated deficit ....................................................     (2,293,426)     (2,152,017)

    Accumulated other comprehensive loss ...................................       (207,197)       (212,552)

    Less: 515,754 common shares held in treasury, at cost ..................     (1,265,078)     (1,265,078)
                                                                               ------------    ------------

         Total shareholders' equity ........................................     14,002,018      14,089,511
                                                                               ------------    ------------

                                                                               $ 29,085,290    $ 29,635,387
                                                                               ============    ============


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